Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Current Report on Form 8-K to be filed on August 1, 2012 and in the following Registration Statements of Hologic, Inc. of our reports dated February 23, 2012, with respect to the consolidated financial statements and schedule of Gen-Probe Incorporated, and the effectiveness of internal control over financial reporting of Gen-Probe Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2011:

(1)	Registration Statement (Form S-8 No. 333-34003) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan.

(2)	Registration Statement (Form S-8 No. 333-79167) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan and the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.

(3)	Registration Statement (Form S-8 No. 333-34634) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan.

(4)	Registration Statement (Form S-8 No. 333-60046) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan, and the Hologic, Inc. 2000 Acquisition Equity Incentive Plan.

(5)	Registration Statement (Form S-8 No. 333-112222) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.

(6)	Registration Statement (Form S-8 No. 333-121111) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.

(7)	Registration Statement (Form S-8 No. 333-130170) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.

(8)	Registration Statement (Form S-8 No. 333-139341) pertaining to the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan.

(9)	Registration Statement (Form S-8 No. 333-146887) pertaining to the Cytyc Corporation 1995 Stock Plan, the Cytyc Corporation 1995 Non-Employee Director Stock Option Plan, the Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc., the Cytyc Corporation 2001 Non-Employee Director Stock Plan, the Cytyc Corporation 2004 Omnibus Stock Plan, and the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan.

(10)	Registration Statement (Form S-3ASR No. 333-170837) pertaining to Hologic, Inc.’s shelf registration statement for common stock, preferred stock, debt securities, rights, warrants, purchase contracts, units or any combination of the foregoing.

(11)	Registration Statement (Form S-8 No. 333-150796) pertaining to the Hologic, Inc. 2008 Equity Incentive Plan, the Hologic, Inc. 2008 Employee Stock Purchase Plan, Hologic, Inc.’s two-for-one stock split in the form of a dividend of one share of common stock for each share of common stock outstanding as of March 21, 2008 and the adjustment of shares registered under Hologic, Inc.’s Stock Plans.

(12)	Registration Statement (Form S-8 No. 333-152577) pertaining to the Third Wave Technologies, Inc. 1999 Incentive Stock Option Plan and the Third Wave Technologies, Inc. 2000 Stock Plan, as amended.

(13)	Registration Statement (Form S-8 No. 333-181126) pertaining to the Hologic, Inc. 2012 Employee Stock Purchase Plan.

/s/ Ernst & Young LLP

San Diego, California
July 30, 2012